                                                                    EXHIBIT 23.1

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP


    We hereby consent to the use in this registration statement on Form S-1 of our reports dated February 5, 2000, relating to the financial statements and financial statement schedule of UTStarcom, Inc. which appear in such registration statement. We also consent to the references to our firm under the heading "Experts."



/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
San Francisco, California
February 7, 2000